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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70468 of Innovative Solutions and Support, Inc. on Form S-8 of our report dated December 8, 2004, appearing in the Annual Report on Form 10-K of Innovative Solutions and Support, Inc. for the year ended September 30, 2004.


/s/ Deloitte and Touche LLP

Philadelphia, Pennsylvania
December 8, 2004